UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 21, 2004

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

Section 2—Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2004 CanArgo Energy Corporation (“CanArgo”) entered into a letter of amendment with Cornell Capital Partners, LP (“Cornell”) amending the terms of the Promissory Note between CanArgo and Cornell dated May 19, 2004 under which Cornell agreed to advance CanArgo the sum of $1,500,000 (“Promissory Note”). Under the terms of the letter of amendment, CanArgo and Cornell agreed that any sums due in respect of interest accrued on the Promissory Note shall be paid in cash only.

A copy of the Letter of Amendment between Cornell and CanArgo is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Exhibit Description
10.1	Letter of Amendment between Cornell Capital Partners, LP and CanArgo Energy Corporation dated December 21, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: December 23, 2004	By:	/s/Liz Landles
Liz Landles, Corporate Secretary

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